Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-219213, 333-217810 and 333-196296 on Form S-3, Registration Statement No. 333-228769 on Form S-4, and Registration Statement No. 333-216988 on Form S-8 of our report dated March 13, 2019, relating to the financial statements of Ready Capital Corporation and its subsidiaries (the “Company”) appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2018.

/s/ DELOITTE & TOUCHE LLP

New York, New York

March 13, 2019